SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 11, 2004

DENDRITE INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 425-1200

Item 4. Changes in Registrant’s Certifying Accountant

        On May 11, 2004 Ernst & Young LLP (“E&Y”) resigned as the independent auditor for Dendrite International, Inc. (the “Company”). The Audit Committee expects to engage a new auditor in the near future.

        E&Y was initially engaged by the Company as its independent auditor effective April 4, 2002. The reports of E&Y on the Company’s financial statements for the years ended December 31, 2003 and 2002 do not contain an adverse opinion or a disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2003 and 2002 and through May 11, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company believes that, during the years ended December 31, 2003 and 2002 and through May 11, 2004, there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such disagreement in its reports.  The quarterly written reports of E&Y to the Audit Committee under SAS 61 and AU Section 722 prior to E&Y’s resignation are consistent with this conclusion.

        In connection with its review of the Company’s draft Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, E&Y identified a material transaction for which during the quarter the Company had included revenue on the transfer and sale of certain irrevocable licenses in an initial stocking order to a Japanese distributor.  Based on its review and analysis, E&Y determined that the revenue related to this particular transaction should be accounted for utilizing the “sell-through” method of accounting, provided the other criteria for revenue recognition under applicable accounting standards were met.  After discussion and further review, the Company agreed with this position and did not include this revenue in the quarterly report or its quarterly results.  This matter was reviewed with both the Company’s Audit Committee and with the Company’s Board of Directors in meetings on October 21, 2003 by E&Y.  In connection with the Company’s preparation of this Form 8-K, E&Y informed the Company that, upon further review and analysis of all discussions and information through the date of its resignation, E&Y concluded that in its view in fact there had been a disagreement in connection with the matters described above. The Company has not changed its conclusion that no disagreement occurred.

        The Audit Committee has authorized E&Y to respond fully to any and all inquiries of the successor auditor, when appointed, concerning any matters that occurred during E&Y’s tenure as the Company’s auditor, including any of the matters referred to above.

        The Company requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is filed as Exhibit 16 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

16	Letter of Ernst & Young LLP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2004	DENDRITE INTERNATIONAL, INC. By: KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16	Letter of Ernst & Young LLP regarding change in certifying accountant